STATE OF SOUTH CAROLINA
COUNTY OF BEAUFORT

                                                              LEASE AGREEMENT
                                                              32 BOW CIRCLE
                                                              HILTON HEAD, S.C.

THIS LEASE AGREEMENT is made this 3rd day of August 1995, by and between the Landlord, ALBERT H. POLITI, and the Tenant, Tear Drop Putter Corp.

                                   WITNESSETH: THAT,

    (1) Premises: Manner of Use. Landlord, upon the terms and conditions following, agrees to lease approximately 3920 square feet in unit Bldg 1 of Landlord's building at 32 Bow Circle, Hilton Head Island, County of Beaufort, State of South Carolina.

    (2) Common Facilities: The common facilities furnished by Landlord including, without limitation, all parking areas, driveways, lighting facilities, and other areas and improvements, shall, wherever possible, be subject to the exclusive control and management of Landlord. Landlord shall have the right to establish, modify, and enforce reasonable rules and regulations with respect to the common facilities; to change the areas, locations, and arrangements of parking areas and other common facilities; to enter into, modify, and terminate easements and other agreements pertaining to the use and maintenance of the parking areas and other common facilities; to close temporarily any or all portions of the said areas of facilities; to discourage non-customer parking; and to do and perform such other acts Landlord shall determine to be advisable with a view to the improvements of the convenience and use by tenants, employees and customers.

    Landlord will operate and maintain the common facilities and Landlord reserves the right in its sole discretion to change, reduce or supplement any or all of the common facilities as long as adequate facilities in common areas are made available to Tenant.

    (3) Alterations: Landlord reserves the right at any time to make alterations in which the Leased Premises are contained.

    (4) Term: The term of this lease shall be for 3 years, beginning Dec 1, 1995 and ending Nov 30, 1998, unless sooner terminated, as hereinafter provided, on the following terms and conditions:

     (5) Rent: The rent shall be $$38,400 for the first year $3,200 per month, payable on the FIRST DAY OF THE M0NTH. The first month's rent shall be due Dec 1, 1998. For the following year and each successive year thereafter, a "cost-of-living" (Southeastern U.S.) increase shall be added to the above rental fees. Tenant agrees to pay Landlord without any set-off or counterclaim whatsoever. (If the commencement date is not the first day of a month, or if the lease termination date is not the first day of a month, a prorated monthly installment shall be paid.)

    All payments shall be made to Albert H. Politi, 66 Planters Row, Hilton Head Island, South Carolina 29928, or as otherwise designated by Landlord.

    (7) Utilities and Refuse: Landlord shall not be liable in the event of any interruption in the supply of any utilities. Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities and that if any equipment installed by Tenant shall require additional utility facilities, it shall be installed at Tenant's expense in accordance with plans and specifications to be approved in writing by Landlord. Tenant shall be solely responsible for and shall promptly pay all charges for use or consumption for heat, air conditioning, and electricity in his unit. Tenant shall also be responsible for his use-share of the building refuse charges as determined bv Landlord.

    (8) Taxes: Tenant at all times shall be responsible for and shall pay before delinquent, all taxes on any personal property of any kind owned, installed, or used by Tenant, including leasehold improvements.

    Tenant agrees to pay before they become delinquent all taxes, permits or license fees levied, imposed, or assessed by any government authority in connection with Tenant's activities on and from the Leased Premises.

    (9) Use of Premises: The premises are to be used for the purpose of marketing, selling, assembly of golf clubs. Tenant shall restrict its use to such purposes, and shall not use or permit the use of these premises for any other purpose without the written consent of the Landlord, or Landlord's authorized agent.

    (1O) Restrictions on Use: Tenant shall not use the premises in any manner that will increase risk covered by insurance on the premises and result in an increase in the rate of insurance or a cancellation of any insurance policy, even if such use may be in furtherance of Tenant's business purposes. Tenant shall not keep, use, or sell anything prohibited by any policy of fire insurance covering the premises, and shall comply with all requirements of the insurers applicable to the premises necessary to keep in force the fire and liability insurance.

    (11) Default: Not withstanding any other clause in this Lease, if the Tenant does not make payment of rent or any other sum due within 10 days of due date, or if Tenant shall sublet said premises, or mortgage, pledge, or assign this Lease without Landlord's written consent, or if Tenant shall fail to observe and perform any of the covenants, conditions and agreements herein, or any of the rules and regulations made a part hereof, as well as any reasonable additions or modifications, or if Tenant shall vacate or abandon the premises for a period of thirty days or more, or fail to take possession of the premises during the term of the lease, or if Tenant shall be adjudged to be bankrupt, or a receiver or trustee be appointed and not be discharged within thirty days from the date of such appointment, then Landlord may among other remedies elect:

    A. To enter free from all claims of the Tenant and repossess said premises and to remove all persons and property in the same manner and with the same rights as if this Lease had not been made; to store without liability for safekeeping, or to dispose of the effects therein; and then this Lease and everything herein contained shall terminate, and be utterly void. Notwithstanding the re-entry by Landlord, the Tenant shall remain liable for the amount of all rent and liquidated damages provided for under this Lease, plus the cost of reletting, if any; any remaining payments of this Lease shall become due and owing at the time of default; and

    B. As agent of Tenant to enter, repossess and remove without notice, and to re-rent said premises to the best advantage, applying rentals received to the amount due from Tenant under this Lease, and to expenses so incurred, including costs of remodeling, in which case the deficiency, if any, shall be paid to the Landlord by the Tenant. Tenant in such event to be liable for such expense when incurred and installments of rents and other charges as they become due; and

    C. It is agreed that after default or breach, Landlord may take immediate possession of the leased premises.

    D. The Landlord shall have a first lien on Tenant's interest in this Lease, and all equipment, appliances, furniture or other furnishings of any nature, used or placed on the leased premises, to secure the payment and performance of Tenant's obligations hereunder in case of default; and

    E. Landlord's remedies under this Lease are non-exclusive nor limited to the remedies provided in this Lease.

    (12) Landlord's Right of Entry: The Landlord shall have the right, without charge or diminution of rent, to enter the leased premises at all reasonable times and in a reasonable manner for the purposes of examining the leased premises, and making repairs or improvements either to the leased premises or to utility lines or other facilities of the building or to install such lines or facilities.

    Tenant shall upon the discovery of any defect in or injury to the Leased Premises, or any need of repairs, promptly report the same to Landlord in writing, specifying such defects. There shall be no allowance to Tenant or diminution of rent and no liability on the part of the Landlord by reason of inconvenience, annoyance, or injury to alterations, additions, or improvements to the fixtures, appurtenances and equipment.

    A. During the three months prior to the expiration of the term of this Lease, Landlord may exhibit the leased premises to prospective tenants. If, during the last month of the term of this Lease, Tenant shall have removed all of Tenant's property, Landlord may, on forty-eight hours' notice to Tenant, enter and alter, renovate and redecorate the Leased Premises without charge or abatement of rent.

    B. Landlord shall be allowed to take all material into and upon the Leased Premises that may be required for repairs or alterations (but only as or when needed for immediate use) without the same constituting an eviction of Tenant in whole or in part while such repairs or alterations are being made, by reason of loss or interruption of the operations of Tenant.

    (13) Alterations, Improvements and Fixtures: Tenant shall make no changes, alterations or additions to the premises or attach or affix any article thereto without Landlord's prior written consent. All alterations, additions or improvements which may be made by either of the parties upon the premises, except unattached trade fixtures or office furniture, put in at the expense of Tenant, shall not be removed but shall become the property of Landlord upon termination of this Lease agreement; provided, however, that Landlord shall have the option, to be exercised on termination of this Lease Agreement, to require Tenant to remove any or all of such additions, improvements or fixtures and restore the premises to the original condition at Tenant's expense.

     As a condition to Landlord's consent to the making by Tenant of alterations, decorations, installations, additions, or improvement to the Leased Premises, Tenant agrees to obtain and deliver to Landlord written and unconditioned waivers of mechanic's liens upon the real property in which the Leased Premises are located, for all work, labor, and services to be performed and materials to be furnished by them in connection with such work signed by all contractors, subcontractors, suppliers and laborers to become involved in such work. (If any mechanic's lien is filed against the Leased Premises, or the building of which the same form a part, for the work claimed to have been done for, or materials claimed to have been furnished to Tenant, it shall be discharged by Tenant within ten days thereafter, at Tenant's expense, by filing the bond required by law.)

    (14) Property Not Removed: All of Tenant's personal property not removed from the Leased Premises when Tenant leaves the premises on termination of this Lease Agreement shall be conclusively presumed to have been abandoned by Tenant and shall forthwith become Landlord's property provided, however, that Landlord instead may have such personal property removed and returned to Tenant at Tenant's expense.

    (15) Holding Over: Should Tenant hold the Leased Premises after termination of this Lease, the Tenant will be a tenant from month to month, at such rental rate and subject to such other charges or conditions as the Landlord may from time to time deem to be necessary and proper. Such month-to-month tenancy may be terminated by either party upon the giving of thirty days' written notice to the other party prior to such termination. No receipt of money by Landlord from Tenant after termination of this Lease shall reinstate or extend this Lease, or affect any prior notice given by Landlord to Tenant, and no extension of this Lease shall be valid unless in writing, signed by Landlord and Tenant.

    (16) Rules and Regulations: Tenant shall comply with the rules and regulations marked Exhibit A, as well as all reasonable changes that may from time to time be made by Landlord for the operation and protection of the building and protection and welfare of Landlord's tenants and invitees. Changes and additions to the rules and regulations shall become effective and a part of this Lease upon delivery of a copy to Tenant.

    (17) Government Regulations and Applicable Law: Tenant shalI comply with all valid laws, ordinances, rules, and regulations of all government authorities pertaining to use and occupancy of Leased Premises. The law of the State of South Carolina shall be solely applicable in determining the rights of the parties under this Lease.

    (18) Structural Repairs: Landlord will make all necessary structural repairs to the Leased Premises provided Tenant shall give Landlord written notice of the necessity for such repairs, and provided that the damage thereto shall not have been caused by negligence of Tenant, its concessionaires, officers, employees, or contractors, in which event Tenant shall be responsible.

    (19) Interior Repairs: Tenant shall at its own cost and expense, take good care of and make necessary repairs, or replacements, to the interior of the Leased Premises, the fixtures and equipment therein and appurtenances thereto, including interior windows, doors, signs, showcases, floor coverings, interior walls, columns and partitions, and lighting. Tenant agrees to maintain in good condition the electrical equipment, heating and air conditioning equipment, and plumbing fixtures in the Leased Premises.

    Any damage sustained by any party caused by mechanical, electrical, plumbing or any other equipment or installations, whose maintenance and repair is the responsibility of Tenant shall be paid by Tenant, and Tenant shall indemnify and hold Landlord harmless from any and all claims, actions, damages and liability in connection therewith, including, but not limited to, attorney's and other professional fees, and any other cost which Landlord might reasonably incur.

    (20) Assignment and Subletting: Tenant shall not assign, mortgage, or encumber this Lease, in whole or in part, or sublet all or any part of the Leased Premises without the prior written consent of Landlord. The consent by Landlord to any assignment or subletting shall not constitute a waiver of the necessity for such consent to any subsequent assignment or subletting. If this Lease be assigned, or if the Leased Premises or any part thereof be occupied by anybody other than Tenant, Landlord may collect rent from the assignee, or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this provision or the acceptance of the assignee, subtenant, or occupant as Tenant, or as a release of Tenant from the further performance by Tenant of the provisions on its part to be observed or performed herein. Notwithstanding any assignment or sublease, Tenant shall remain fully liable and shall not be released from performing any of the terms of this Lease.

    (2l) Indemnity: Tenant shall indemnify Landlord and save LandIord harmless from all actions, damages, liability and expenses in connection with loss of life, bodily injury or property damage arising from or out of the occupancy or use by Tenant of the Leased Premises or any part thereof and the common facilities within the premises, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, invites or licensees.

    Tenant shall store its property in and shall occupy the Leased Premises and all other portions of the premises at its own risk, and agrees that Landlord shall not be responsible or liable to Tenant or anyone claiming through Tenant at any time for any loss or damage to Tenant's merchandise, equipment, fixtures or other personal property, or to Tenant's business unless such loss or damage is caused by Landlord's willful act or negligence.

     (22) Waiver of Subrogations: Landlord and Tenant hereby waive all fights of recovery and causes of action which either have or may have or which may arise against the other, whether caused by negligence, intentional misconduct or otherwise, for any damage to premises, property or business caused by any of the perils covered by fire and extended coverage, building and contents and business interruption insurance, or for which either party may be reimbursed as a result of insurance coverage affecting any loss suffered by it; provided, however, that the foregoing waivers shall apply only to the extent of any recovery made by the parties hereto under any policy of insurance now or hereafter issued, and further provided that the foregoing waivers do not invalidate any policy of insurance of the parties, it being stipulated by the parties that the waivers shall not apply in any case in which the application would result in the invalidation of any policy of insurance.

     (23) Mortgage and Assignment by Landlord: Landlord shall have the right to transfer, assign, mortgage and convey in whole or in part the building and any and all rights of Landlord under this Lease, and nothing herein shall be construed as a restriction upon Landlord's so doing. This Lease shall be subject and subordinate to any mortgage or other financing arrangement hereafter placed upon the leased property and any subsequent renewal, modification, consolidation, replacement, and extension thereof. Although no instrument or act on the part of the Tenant shall be necessary to effectuate such subordination, the Tenant will, nevertheless, execute and deliver such further instrument subordinating this Lease to the lien of any such mortgages or other financing arrangements as may be desired by the mortgagee or other lender. The Tenant hereby appoints the Landlord as attorney-in-fact, irrevocably, to execute and deliver any such instrument for the Tenant.

    (24) Condition of Premises: The Tenant has rented the Leased Premises after examination in their present condition (unless otherwise specifically agreed upon in writing) and without any representations on the part of the Landlord or any of its agents. The act of taking possession shall be always conclusive evidence that the premises were in satisfactory condition.

     A. Improvements by Landlord shall be completed in a good and workmanlike manner. Landlord shall promptly repair or replace, at Landlord's expense, any defects in the improvements or damage to the improvements not caused by normal wear and tear or by the act, fault, or neglect of Tenant, or Tenant's employees, invites, or agents. Tenant shall promptly report to Landlord any defective conditions in the premises and known to Tenant which Landlord is required to repair.

    (25) Tenant shall not conduct "Quitting Business", "Lost- our-Lease", "Bankruptcy", or other sales of that nature on the premises without the written consent of the Landlord.

    (26) Unrestricted Access for Maintenance: Landlord shall have unrestricted access to any and all air conditioning and other building services in the leased premises for the purpose of repairs and maintenance. Tenant acknowledges that any one or more of such services may be interrupted or curtailed when necessary by reason of accidents or making of repairs, alterations or improvements which in the judgment of Landlord are reasonable, desirable or necessary to be made; or of unavoidable delays, provided, however, that in each instance or interruption or curtailment or suspension of such services, Landlord shall exercise diligence to eliminate the cause for the same.

    Except in the case of emergency repairs, Landlord shall give Tenant reasonable advance notice of any contemplated shutting down of air conditioning for any portion of the leased premises and will use reasonable efforts to avoid unnecessary inconvenience to Tenant. (No such interruption or curtailment of service shall ever be deemed an eviction or disturbance of Tenant's use and possession to the Leased Premises or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease.

    (27) Brokers: Tenant represents and warrants that it has engaged no broker in connection with this Lease, or, if it has engaged any other broker, is solely responsible for any commission to such broker.

    (28) No Waiver: No provision of this Lease shall be altered, waived, amended or extended, except in writing signed by both parties. The waiver of one default or right shall not constitute the waiver of any other. The acceptance of rent shall not be construed to be a waiver of any breach of condition of this Lease.

    (29) Headings: The section and paragraph headings of this Lease are for convenience only and are in no way to be construed as part of this Lease, or as a limitation or enlargement of the scope of the particular sections or paragraphs to which they refer.

    (30) Examination of Lease: Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for Lease, and is not effective as a Lease or otherwise until execution and delivery by both Landlord and Tenant.

    (31) Notices: All notices required or agreed to be given under this Lease shall be sufficient if given by Landlord by certified mail address to the Tenant at the Leased Premises; or if given the Landlord by the Tenant by certified mail address to Landlord at the place where rent is payable.

    (32) Rights Reserved by Landlord: Landlord reserves and shall have the following additional rights:

    A. To change the name of the building, or complex as the case may be, without liability.

    B. To charge Tenant any expenses incurred by Landlord for time and/or material for work performed in Tenant's premises over and above what this Lease Agreement specifies.

   (33) Penalty--Late Rent Payment: If any rental payment shall be received by Landlord after the tenth day of the month in which it is due, Tenant shall be liable for a penalty charge of three percent (3 %) of the monthly rent. Should a Tenant's rent check be returned by the bank for insufficient funds Tenant shall pay Landlord a Twenty Dollar ($20) fee. Such penalties shall be cumulative and shall be due and payable with the next monthly rental payment. Should Landlord accept these penalties, the said penalties will not limit the Landlord's remedies found in paragraph 11 of this Lease.

    (34) Memorandum of Lease: In the event either Landlord or Tenant determines to record this Lease, a short-form memorandum of the Lease shall be recorded with the Beaufort County Recorder at Beaufort, South Carolina, in lieu of the original lease. Such short-form memorandum shall be executed by both parties but shall not in any way vary or revoke the terms of this Lease.

    (35) Quiet Enjoyment: Landlord covenants with Tenant that the Tenant, having performed its covenants and agreements shall have quiet and peaceable possession of the Leased Premises on the terms and conditions provided.

    (36) Successors: The provisions of this Lease shall be binding upon and inure to the benefit of the Landlord and Tenant, respectively, and their respective successors, assigns, heirs, executors, and administrators. The Tenant agrees to become the tenant of the Landlord's successor in interest under the same terms and conditions of its tenancy hereunder.

    (37) Attorney's Fees: In the event this Lease is breached by the Tenant, Tenant shall be liable to Landlord for any attorney's fees and court costs incurred enforcing any rights available to Landlord by this Lease or by law. This remedy is non-exclusive and shall be cumulative with and in addition to any other remedies set forth in this Lease or otherwise provided bv law.

    (38) The execution of this lease is conditioned upon the terms of Brian Hochman's letter dated Aug. 3, 1995 to Al Politi and the terms of said letter are incorporated into this lease.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date first above written.

 /s/Brian Hochman        President, TearDrop Putter Corp.
-----------------------  --------------------------------
          TENANT

/s/Albert Politi             BY: Albert Politi
---------------------       -----------------------------
          LANDLORD

EXHIBIT A
RULES AND REGULATIONS

(THESE RULES AND REGULATIONS HAVE BEEN ADOPTED FOR THE PURPOSE OF INSURING ORDER AND SAFETY IN THE BUILDING AND OF MAINTAINING THE RIGHTS OF TENANTS AND OWNER.)

    (1) No signs, advertisements, or notices of any kind shall be inscribed, painted or affixed upon any part of said building, and no signs of any kind shall be permitted on the building, in the corridors, or inside the Leased Premises where said sign can be seen from the outside without the written approval of the Landlord.

    (2) No additional locks shall be placed upon any door without the written consent of the Landlord, and all locks and keys shall remain and become the property, of the Landlord when tenants vacate, and be delivered to Landlord by Tenant. This rule notwithstanding, Tenant has every right to lock interior storage and/or vault areas.

    (3) No explosives or articles of a dangerous nature shall at any time be brought into the building and no safes, bulky or heavy articles, or freight shall be carried into the main entranceways of the building unless arrangements are first made with Landlord, who prescribe the time and manner for the carrying in or removal of such articles and also the weight and proper position of sales and other weighty articles before the same are admitted to the building; the tenant shall be responsible for all injury to persons or property caused by installing, maintaining or removing such articles.

    (4) Tenants or their employees shall not make disturbing noises; shall keep no birds or animals in said premises; shall not use said premises for cooking, lodging or sleeping purposes; nor commit any act upon said premises or any other parts of said building which Landlord deems would interfere with the rights, comfort and convenience of other tenants.

    (5) Nothing shall be placed on the outside of the building nor on the windows, window sills or projections where these areas exist without Landlord's written approval.

    (6) If the Tenant desires to introduce telephone or other wires and instruments, such installation must be under the direction of the Landlord, and without such consent and direction, no placing, boring or cutting of wires will be permitted without Landlord approval.

   (7) Tenant will see that all windows and doors are securely locked and water faucets are turned off before leaving the building. It is agreed that lights on the outside of the building will stay on.

   (8) The Tenant shall be liable for injury or damage caused by the infraction of any of the above rules and regulations; or for acts causing stoppage in toilets, etc., damage to the building or its appliances. The Landlord may at once repair said damage or injury, charging cost of same to Tenant, which amount shall be part of the rent due for the ensuing month.

    (10) The Tenant shall give the Landlord sixty days' written notice of his intention to vacate said premises, and the Landlord may place and keep a "For Rent" sign on the door or window of the premises at any time within sixty days prior to any vacation, and may show the premises to prospective tenants during such period.

    (11) The Landlord reserves the right to rescind, modify or supplement any of these rules and to make such other and further reasonable rules and regulations, which, in the Landlord's judgment, may from time to time be needful for the safety, care, and cleanliness of the premises, and for the preservation of good order therein.

    (12) In the event the Tenant installs extra heat-producing equipment in the Leased Premises, thereby overloading the Standard Air Conditioning System, then Landlord may install additional air conditioning equipment at Tenant's expense.

     (13) Tenant agrees that it shall not discriminate upon the basis of race, color, religion. sex, or national origin in the use and occupancy or in any sublease or subletting of the Leased Premises.

APPROVED AND ACCEPTED:

/s/ Brian Hochman                8/3/95
-----------------                --------
TENANT                           DATE

                                     [LETTERHEAD]


August 3, 1995

VIA FACSIMILE & US MAIL
(704) 264-0396
Al Politi
66 Planters Row
Hilton Head Island, SC 29926

Re:  Lease of 32 Bow Circle

Dear Al:

Thank you for your patience regarding the lease of 32 Bow Circle. For your information, TearDrop has agreed with Southern Marketing to pay $500 for rent in the month of July, $1,600 in the month of August and September and $3,200 beginning October 1st. We have paid Southern Marketing directly $500 for July. We are forwarding rent for August and September directly to you.

I have reviewed the lease in detail and executed the same. However, there are some clarifications to the lease which I have made below. For simplicity, I have incorporated these clarifications into the terms of the lease. Of course, my execution of the enclosed lease is conditioned upon your approving the clarifications made below. I would appreciate you returning a signed copy of the lease and a signed copy of this letter to me after you have reviewed them.

     1) Paragraph 8, referring to taxes, is understood to mean the tenant is responsible for personal property taxes levied upon TearDrop's assets within the building. The landlord remains liable for all property taxes on the building.

     2) I have entered in Paragraph 9 that TearDrop will be marketing, selling and assembling golf clubs. I have no way of knowing what the assembly of golf clubs will do to your insurance policy on the building. However, it is understood that the marketing, selling and assembly of golf clubs is not a violation of this lease and this specifically Paragraph 10.

Al Politi
Page 2




     3) Any lien on TearDrop's property is and will subordinate to any bank providing TearDrop financing now or in the future. In addition, you will execute any and all documents necessary to subordinate your interests in TearDrop's property should TearDrop borrow further from any entity or person. Of course, TearDrop agrees to do the same under the lease should you decide to sell the building or borrow against it.

     4) Under Paragraph 12, if it is necessary to conduct repairs on the premise, you will make those repairs as fast as reasonably possible and if the repairs can be done at a time during non-business hours which will not interfere with our business you will make every effort to do so. Al, this is important to us as there are some months of the year when we are extremely busy and other months when we are not and we must take precautions to make sure we are at capacity during the busy times. I trust you understand my concerns regarding this issue and I am sure you would accommodate us anyway.

     5) Under Paragraph 13, it is understood that racks or shelving which we install although they may be affixed to the walls will remain TearDrop's property. I will be happy to go over our storage plan with you in detail should you desire.

     6) Under Paragraph 17, we will of course obey all laws and regulations. As I have mentioned to you, I do not think the Hilton Head Island zoning ordinances is entirely clear with regard to the assembly of golf clubs. Should Hilton Head Island, Beaufort County or South Carolina decide that TearDrop is in violation of a zoning ordinance and TearDrop contests that decision unsuccessfully, TearDrop will be entitled to terminate the lease and its obligations under the lease.

          As you and I discussed under Paragraph 19, this paragraph makes TearDrop responsible for minor repairs such as switching light bulbs, or repairing a clogged toilet which TearDrop caused through misuse. However, repairs to major appliances, electrical equipment, heating and air

Al Politi
Page 3

          conditioner equipment, plumbing fixtures etc. remains the landlord's responsibility. Thus, TearDrop's responsibility under this paragraph would be small in terms of dollars (eg. under $100).

     7) Under Paragraph 20, regarding subletting, it is a good possibility that TearDrop will sublet in the future and you have approved this idea provided that you approve the tenant and the tenant's intended use. This approval is in your reasonable discretion.

/s/Albert Politi         /s/Brian Hochman
----------------         -------------------